Exhibit 10.1

UroGen Pharma Ltd.

Performance-Based Restricted Stock Unit Grant Notice
(2017 Equity Incentive Plan)

UroGen Pharma Ltd. (the “Company”), pursuant to its 2017 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance-Based Restricted Stock Unit Award for the number of the Company’s Ordinary Shares (“Performance Stock Units” or “PSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Performance Stock Unit Grant Notice”), and in the Plan and the Performance-Based Restricted Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Performance Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:
SSN:
Date of Grant:
Number of Restricted Stock Units:

Vesting Schedule:          [___________________, in each case subject to Grantee’s Continuous Service (as defined in the 2017 Plan) as of such date.

Issuance Schedule:         Subject to any Capitalization Adjustment, one Ordinary Share (or its cash equivalent, at the discretion of the Company) will be issued for each Performance Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Sell to Cover the Withholding Obligation: Participant appoints and authorizes the Company’s registered broker-dealer agent (“Agent”) to (i) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date on which the Ordinary Shares are delivered to Participant pursuant to Section 6 of the Award Agreement in connection with the vesting of the Performance Stock Units, the number of Ordinary Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those Performance Stock Units and (B) all applicable fees and commissions, if any, due to, or required to be collected by, the Agent with respect thereto; (ii) remit directly to the Company and/or any affiliate of the Company the proceeds necessary to satisfy the Withholding Obligation; (iii) retain the amount required to cover all applicable fees and commissions, if any, due to, or required to be collected by, the Agent, relating directly to the sale of the Ordinary Shares; and (iv) remit any remaining funds to Participant. Participant authorizes the Company and the Agent to cooperate and share information with one another to determine the number of Ordinary Shares that must be sold to satisfy the Withholding Obligation.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Performance Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Ordinary Shares pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Performance Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

UroGen Pharma Ltd.                                                                   Participant

By:

   Signature                                                                                    Signature

Title: Chief Executive Officer                                                          Date: ______

Date:

Attachments:          Award Agreement and 2017 Equity Incentive Plan